Exhibit 99.1

CONTACT:

FTI CONSULTING

Leigh Parrish/Daniel Haykin

212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS RECEIVES CONTINUED LISTING STANDARDS NOTICE

FROM THE NEW YORK STOCK EXCHANGE

East Rutherford, N.J. – February 14, 2014 – Kid Brands, Inc. (NYSE: KID) today announced that on February 13, 2014, it received formal notification from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing standard contained in Rule 802.01C of the NYSE Listed Company Manual because the average closing price of the Company’s common stock as reported on the consolidated tape was less than $1.00 over a consecutive 30 trading-day period (the “Minimum Price Requirement”).

In accordance with NYSE rules, which the Company intends to comply with, the Company needs to notify the NYSE within 10 business days of the receipt of the NYSE’s formal notification of its intent to cure this deficiency. The Company can regain compliance at any time during a six-month cure period if, on the last trading day of any calendar month during the cure period, the Company’s common stock has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The rules call for the NYSE to commence suspension and delisting procedures if both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the 30 trading-day period ending on the last trading day of the cure period are not attained.

The Company intends to actively monitor the closing price of its common stock and to consider available options to resolve the deficiency within the requisite time period. Even if the Company is able to regain compliance with the Minimum Price Requirement, the Company may not be able to maintain compliance with the NYSE’s other continued listing standards. Additional information with respect to the Company’s status regarding its compliance with the NYSE’s other listing criteria is discussed in its Current Report on Form 8-K filed today.

The Company’s common stock continues to trade on the NYSE.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and ecommerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc.; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor and nursery appliances (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years, including the Kokopax® line of baby gear products (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases, including, but not limited to, “believe”, “plan”, “anticipate”, “may”, “potential”, “should”, “will”, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect”, “intend”, and/or “seek”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, those set forth under Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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